Exhibit 10.7
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION 2004 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2022)
ARTICLE 1.
DEFINITIONS

1.1“Account” means the book account established for a Participant under Article 9 hereunder.

1.2“Board of Directors” shall mean the Board of Directors of the Company.

1.3“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.4“Committee” shall mean the Compensation Committee of the Board of Directors appointed and acting in accordance with the terms of the Plan.

1.5“Common Stock” shall mean shares of the Company’s Class A Common Stock, par value $.01 per share, and such other securities of the Company that may be substituted therefor pursuant to Article 21.

1.6“Company” shall mean Cognizant Technology Solutions Corporation, a Delaware corporation. When used in the Plan with reference to employment, Company shall include Designated Subsidiaries.

1.7“Compensation” shall mean the total cash compensation paid to an Eligible Employee by the Company or any Designated Subsidiary, as reportable on IRS Form W-2. Notwithstanding the foregoing, Compensation shall exclude severance pay, stay-on bonuses, long term bonuses, retirement income, change-in-control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

1.8“Designated Subsidiary” shall mean any Subsidiary the employees of which the Committee from time to time determines to extend the benefits of the Plan to.

1.9“Effective Date” shall mean April 1, 2004.

1.10“Eligible Employees” shall mean only those persons who, as of immediately after they are granted an option for a Purchase Period, are Employees not deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

1.11“Employees” shall mean all persons who are employed as common-law employees by the Company or any Designated Subsidiary, excluding persons (i) whose customary employment is 20 hours or less per week, or (ii) whose customary employment is for not more than five months in a calendar year.

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1.12“Exercise Date” shall mean the last day of a Purchase Period.

1.13“Fair Market Value” per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Select or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

1.14“Participant” shall mean an Eligible Employee who elects to participate in the Plan under Article 7 hereunder.

1.15“Plan” shall mean the Cognizant Technology Solutions Corporation 2004 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

1.16“Purchase Period” shall mean quarterly purchase periods that begin on the first business day of, and end on the last business day of, each calendar period, unless modified by the Committee not less than 60 days in advance of the commencement of such modified period. The last Purchase Period under the Plan shall terminate on or before the date of termination of the Plan provided in Article 25.

1.17“Stock Exchange” shall mean the Nasdaq Global or Global Select Market or the New York Stock Exchange.

1.18“Subsidiary” shall mean any corporation that is a subsidiary of the Company within the meaning of Section 424(f) of the Code.

1.19“Termination of Service” shall mean the earliest of the following events with respect to a Participant: his retirement, death, resignation, discharge or permanent separation from service with the Company.

The masculine gender includes the feminine, the singular number includes the plural and the plural number includes the singular unless the context otherwise requires.

ARTICLE 2. PURPOSE
2.1It is the purpose of this Plan to provide a means whereby Eligible Employees may purchase Common Stock through payroll deductions. It is intended to provide a further incentive for Employees to promote the best interests of the Company and to encourage stock ownership by Employees in order to participate in the Company’s economic progress.

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2.2It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the provisions of the Plan shall be construed in a manner consistent with the Code.

ARTICLE 3.

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. The Committee shall have all necessary authority to communicate, from time to time, with Eligible Employees and Participants for purposes of administering the Plan, and shall notify Eligible Employees promptly of its election of the term of each forthcoming Purchase Period, if other than quarterly.

ARTICLE 4. SHARES
There shall be 40,000,000 shares of Common Stock reserved for issuance to and purchase by Participants under the Plan. Such share reserve includes (i) the 28,000,000 shares of Common Stock previously reserved for issuance under the Plan (after giving effect to the two-for-one stock split of Common Stock that occurred on March 10, 2014), plus (ii) an increase of 12,000,000 shares of Common Stock approved by the Board of Directors on February 27, 2018, subject to stockholder approval at the Company’s 2018 Annual Meeting of Stockholders. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares of Common Stock subject to any unexercised portion of any terminated option may again be granted under the Plan.

ARTICLE 5.

PURCHASE PRICE

The purchase price per share of Common Stock sold under this Plan for any Purchase Period shall be equal to 95% of the Fair Market Value of a share of Common Stock on the Exercise Date of such Purchase Period.

ARTICLE 6.

GRANT OF OPTION TO PURCHASE SHARES AND ACCRUAL LIMITATIONS

6.1Each Eligible Employee shall be granted an option effective on the first day of each Purchase Period to purchase a number of full shares of Common Stock. Unless the Committee determines otherwise prior to the start date of the applicable Purchase Period and subject to the limitations set forth in this Article 6, each option granted for a Purchase Period beginning on or after January 1, 2010 shall provide the Participant with the right to purchase shares of Common

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Stock under this Plan with an aggregate Fair Market Value of up to $25,000 (as determined on the first day of the Purchase Period) on the related Exercise Date.

6.2Anything herein to the contrary notwithstanding, if, as of the first day of a Purchase Period, any Eligible Employee entitled to purchase shares hereunder would be deemed for the purposes of Section 423(b)(3) of the Code to own stock (including any number of shares which such person would be entitled to purchase hereunder) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number that when added to the number of shares of stock of the Company which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5%.

6.3The Committee shall have the discretionary authority, exercisable prior to the start of any Purchase Period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Exercise Date.

ARTICLE 7.

ELECTION TO PARTICIPATE

7.1An Eligible Employee may elect to become a Participant in this Plan by completing a “Stock Purchase Agreement” form or otherwise indicating an election via electronic enrollment prior to the first day of the Purchase Period. In the Stock Purchase Agreement, the Eligible Employee shall authorize regular payroll deductions from his Compensation subject to the limitations in Article 8 below. Options granted to Eligible Employees who fail to authorize payroll deductions will automatically lapse. If a Participant’s payroll deductions allow him to purchase fewer than the maximum number of shares of Common Stock to which his option entitles him, the option with respect to the shares that he does not purchase will lapse as of the relevant Exercise Date.

7.2The execution and delivery of the Stock Purchase Agreement as between the Participant and the Company shall be conditioned upon the compliance by the Company at such time with Federal (and any applicable state) securities laws.

ARTICLE 8.

PAYROLL DEDUCTIONS

8.1An Eligible Employee may authorize payroll deductions from his Compensation for each payroll period of a specified percentage of such Compensation, not less than 1% and not more than 15%, in multiples of 1%.

8.2The amount of payroll deduction shall be established prior to the beginning of a Purchase Period and may not be altered, except for complete discontinuance under Article 11, 13 or 14 hereunder.

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8.3For a given Purchase Period, payroll deductions shall commence on the first day of the Purchase Period and shall end on the related Exercise Date, unless sooner terminated as provided in the Plan.

ARTICLE 9.

EMPLOYEE STOCK PURCHASE ACCOUNT

An Account will be established for each Participant in the Plan. Payroll deductions made under Article 8 will be credited to the individual Accounts and no interest or other earnings will be credited to a Participant’s Account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

ARTICLE 10.

PURCHASE OF SHARES

10.1If, as of any Exercise Date, there is credited to the Account of a Participant an amount at least equal to the purchase price of one share of Common Stock for the current Purchase Period, as determined in Article 5, the Participant shall buy and the Company shall sell at such price the largest number of whole shares of Common Stock which can be purchased with the amount in his Account, subject to the limitations set forth in Article 6.

10.2Any balance remaining in a Participant’s Account at the end of a Purchase Period will be carried forward into the Participant’s Account for the following Purchase Period. However, in no event will the balance carried forward be equal to or exceed the purchase price of one share of Common Stock as determined in Article 5 above. Notwithstanding the foregoing provisions of this paragraph, if as of any Exercise Date the provisions of Article 15 are applicable to the Purchase Period ending on such Exercise Date, and the Committee reduces the number of shares that would otherwise be purchased by Participants on such Exercise Date, the entire balance remaining credited to the Account of each Participant after the purchase of the applicable number of shares of Common Stock on such Exercise Date shall be refunded to each such Participant.

10.3Anything herein to the contrary notwithstanding, no Participant may, in any calendar year, purchase a number of shares of Common Stock under this Plan that, together with all other shares of stock of the Company and its Subsidiaries that he may be entitled to purchase in such year under all other employee stock purchase plans of the Company and its subsidiaries that meet the requirements of Section 423(b) of the Code, have an aggregate Fair Market Value (measured as of the first day of each applicable Purchase Period) in excess of $25,000 and, if as of any Exercise Date the foregoing limitation is applicable to the Purchase Period ending on such Exercise Date, the balance remaining credited to the Account of such Participant in excess of such limitation after the purchase of the applicable number of shares of Common Stock (if any) on such Exercise Date shall be refunded to such Participant. The limitation described in the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

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10.4No refund of an Account balance made pursuant to the Plan shall include any amount in respect of interest or other imputed earnings.

10.5At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.

ARTICLE 11. WITHDRAWAL
A Participant may withdraw from the Plan at any time prior to the Exercise Date of a
Purchase Period by filing a notice of withdrawal. Upon a Participant’s withdrawal, the payroll deductions shall cease for the next payroll period and the entire amount credited to his Account shall be refunded to him. Any Participant who withdraws from the Plan may again become a Participant hereunder at the start of the next Purchase Period in accordance with Article 7.

ARTICLE 12.

ISSUANCE OF STOCK CERTIFICATES

The shares of Common Stock purchased by a Participant shall, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. Prior to that date, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares. Stock certificates shall be registered either in the Participant’s name or jointly in the names of the Participant and his spouse, as the Participant shall designate in his Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof. Certificates representing shares of purchased Common Stock shall be delivered promptly to the Participant following issuance.

ARTICLE 13.

TERMINATION OF SERVICE

13.1Upon a Participant’s Termination of Service for any reason other than death or voluntary termination of employment on or after attaining age 55 (“Retirement”), no payroll deduction may be made from any Compensation due him as of the date of his Termination of Service and the entire balance credited to his Account shall be automatically refunded to him.

13.2Upon a Participant’s Retirement, no payroll deduction shall be made from any Compensation due him as of the date of his Retirement. Such a Participant may, prior to Retirement, elect:

(a)to have the entire amount credited to his Account as of the date of his Retirement refunded to him, or

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(b)to have the entire amount credited to his Account held therein and utilized to purchase shares on the Exercise Date as provided in Article 10.

13.3Upon the death of a Participant, no payroll deduction shall be made from any Compensation due him at time of death, and the entire balance in the deceased Participant’s Account shall be paid to the Participant’s designated beneficiary, or otherwise to his estate.

ARTICLE 14.

AUTHORIZED LEAVE OF ABSENCE, DISABILITY

14.1Payroll deductions shall cease during a period of absence without pay from work due to a Participant’s authorized leave of absence, disability or for any other reason. If such Participant shall return to active service prior to the Exercise Date for the current Purchase Period, payroll deductions shall be resumed in accordance with his prior authorization.

14.2If the Participant shall not return to active service prior to the Exercise Date for the current Purchase Period, the balance of his Stock Purchase Account will be used to purchase shares on the Exercise Date as provided in Article 10, unless the Participant elects to withdraw from the Plan in accordance with Article 11.

ARTICLE 15.

PROCEDURE IF INSUFFICIENT SHARES AVAILABLE

In the event that on any Exercise Date the aggregate funds available for the purchase of shares of Common Stock pursuant to Article 10 hereof would result in purchases of shares in excess of the number of shares of Common Stock then available for purchase under the Plan, the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant on the Exercise Date in order to eliminate such excess, and the provisions of the second paragraph of Article 10 shall apply.

ARTICLE 16.

RIGHTS NOT TRANSFERABLE

The right to purchase shares of Common Stock under this Plan is exercisable only by the Participant during his lifetime and is not transferable by him. If a Participant attempts to transfer his right to purchase shares under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Article 11 hereof shall apply with respect to such Participant.

ARTICLE 17.

NO OBLIGATION TO EXERCISE OPTION

Granting of an option under this Plan shall impose no obligation on an Eligible Employee to exercise such option.

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ARTICLE 18.

NO GUARANTEE OF CONTINUED EMPLOYMENT

Granting of an option under this Plan shall imply no right of continued employment with the Company for any Eligible Employee.

ARTICLE 19.

NOTICE

19.1Any notice that an Eligible Employee or Participant files pursuant to this Plan shall be in writing and shall be delivered personally or by mail addressed to the Committee, c/o Chief Executive Officer at Glenpointe Centre West, 300 Frank W. Burr Blvd., Teaneck, NJ 07666, or such other person or location as may be specified by the Committee.

19.2Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the first day of the Purchase Period in which the shares of Common Stock were purchased or (b) within one year after the Exercise Date on which such shares of Common Stock were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

ARTICLE 20.

REPURCHASE OF STOCK

The Company shall not be required to repurchase from any Participant shares of Common Stock acquired under this Plan.

ARTICLE 21.

ADJUSTMENTS UPON CHANGES IN STOCK

21.1Subject to Section 21.3, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Committee, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Committee shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of shares of Common Stock (or

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other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Article 4 and the limitations established in each Stock Purchase Agreement); (b) the class(es) and number of shares of Common Stock and price per share of Common Stock subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

21.2Subject to Section 21.3, in the event of any transaction or event described in Section 21.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable law or accounting principles, the Committee, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Committee in its sole discretion;

(b)To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)To make adjustments in the number and type of shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Exercise Date on such date as the Committee determines in its sole discretion and the Participants’ rights under the ongoing Purchase Period(s) shall be terminated; and

(e)To provide that all outstanding rights shall terminate without being exercised.

21.3No adjustment or action described in this Article 21 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

21.4Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class,

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shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

21.5The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment shall provide for the elimination of any fractional share that might otherwise become subject to an option.

ARTICLE 22.

AMENDMENT OF THE PLAN

22.1The Board of Directors may, without the consent of the Participants, amend the Plan at any time, provided that no such action shall adversely affect options theretofore granted hereunder, and provided that no such action by the Board of Directors, without approval of the Company’s stockholders, may:

(a)increase the total number, or change the type, of shares of Common Stock that may be purchased by all Participants, except as contemplated in Article 21;

(b)change the corporations or classes of corporations the employees of that may be granted rights under the Plan; or

(c)change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

ARTICLE 23.

INTERNATIONAL PARTICIPANTS

With respect to Eligible Employees who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such Eligible Employees in order to conform such terms with the requirements of local law, provided that such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who reside or work in the United States of America.

ARTICLE 24.

EQUAL RIGHTS AND PRIVILEGES

Subject to Article 23, all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Article 23, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board of Directors or the Committee, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

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ARTICLE 25.

TERM OF THE PLAN

This Plan originally became effective as of the Effective Date, and was approved by the stockholders on May 26, 2004, and was thereafter amended and restated on April 1, 2013, and such amendment and restatement was approved by the stockholders on June 4, 2013. The Plan, as amended and restated effective February 27, 2018, became effective upon its adoption by the Board of Directors on such date, provided, however, that the increase in the number of shares of Common Stock reserved for issuance under the Plan from 28,000,000 shares to 40,000,000 shares shall become effective only if it is approved at the Company’s 2018 Annual Meeting of Stockholders. The Plan shall continue in effect until all shares reserved for issuance pursuant to Article 4 have been granted to Participants, unless terminated prior thereto pursuant to Article 15 or 21 hereof, or pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan at any time, effective as of the next succeeding Exercise Date. In the event of the termination of the Plan, outstanding options shall not be affected, except to the extent provided in Article 15, and any remaining balance credited to the Account of each Participant as of the applicable Exercise Date shall be refunded to each such Participant.

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